Exhibit 10.7

SECURITY AGREEMENT

1. GRANT OF SECURITY INTEREST. For value received, as security for the Obligations (as defined below) Ads In Motion, Inc., a Delaware corporation and its Subsidiaries  (collectively, the “Debtor”), hereby grants to the persons set forth on Schedule A hereto (the “Secured Parties”) pursuant to the Debentures (as defined below), a second priority security interest in the following property:

(a)	All of Debtor’s inventory now owned or hereafter acquired.
(b)
All of Debtor’s goods, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto.

(c)
All of Debtor’s accounts, deposit accounts, investment property, letter of credit rights, and supporting obligations, now existing or hereafter arising, together with all interest of Debtor in any goods, the sale or lease of which give rise to any of Debtor’s accounts, and all chattel paper, documents and instruments relating to accounts.

(d)	All of Debtor’s contract rights and general intangibles now owned or hereafter acquired in which Debtor has any interest.
(e)	All of Debtor’s equipment now owned or hereafter acquired.
(f)	All of Debtor’s fixtures on the real estate leased by the Debtor.
(g)	All of Debtor’s commercial tort claims.
(h)	All of Debtor’s files, records, books of account, business papers, and computer programs.
(i)	All of Debtor’s intellectual property rights and any other patents, trademarks or copyrights.

together with the proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of, to, and for all of the foregoing.  Debtor will promptly deliver to Secured Parties, duly endorsed when necessary, all such chattel paper, documents and instruments and related guaranties, now on hand or hereafter received.  The lien and security interest granted hereby is junior and subordinate to all Permitted Liens (as defined in the Securities Purchase Agreement (as defined below)), including without limitation the lien and security interest (the “FGI Security Interest”) previously and separately granted by the Debtor to Faunus Group International, Inc. (the “Senior Lender”).

All such property in which a security interest is granted is herein called the “Collateral.”

2. OBLIGATIONS.  The aforesaid security interests secure payment and performance of the following obligations (the “Obligations”): (a) All obligations of Debtor to Secured Parties under any agreement of even date therewith, including, without limitation, under the Original Issue Discount Senior Subordinated Secured Convertible Debentures, from Debtor to Secured Parties in the aggregate principal amount of $__________ (the “Debentures”), and under the Securities Purchase Agreement between Debtor and the Secured Parties dated of even date herewith (the “Securities Purchase Agreement”) and including, but not limited to, amounts advanced and expenses and reasonable attorneys’ fees incurred pursuant to this Security Agreement; (b) all costs incurred by the Secured Parties to obtain, preserve, perfect and enforce the Debentures, Securities Purchase Agreement or any Security Document, collect the Obligations, and maintain, preserve, collect and enforce the Collateral, including, without limitation, taxes, assessments, attorney fees and reasonable legal expenses and expenses of sale; and (c) any of the foregoing that arises after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise.

3. COPY - FILING.  A carbon, photocopy or other reproduction of this Security Agreement may be filed as a financing statement. The Debtor authorizes the Secured Parties to file from time to time such lien filings, financing or continuation statements or amendments thereto, as the Secured Parties may reasonably determine to be necessary or desirable, to perfect and preserve the security interest created or purported to be created hereby.  Upon reasonable request of a Secured Party, the Debtor will cause to be filed lien filings, financing or continuation statements or amendments thereto, naming as debtor such lessee or lessees as may be designated by the Secured Parties and assigning the Debtor’s rights under such filing statements to the Secured Parties.

4. REPRESENTATIONS.  Debtor represents, warrants and agrees:

(a) All Collateral is owned by Debtor with full ownership rights, and is bona fide and genuine and Debtor is authorized to grant a security interest in the Collateral, free and clear of all liens and encumbrances other than the Permitted Liens.

(b) Debtor’s principal place of business is the address shown herein, and Debtor shall promptly give Secured Parties written notice of any change thereof, unless prior written consent of Secured Parties is obtained.  All Collateral, except for Collateral located at Debtor’s Statesville, North Carolina warehouse, and all of the Debtor’s business records are now kept, and shall continue to be kept, unless prior written consent of Secured Parties is obtained, at such address.

(c) Debtor is a corporation organized under the laws of the State of Delaware.  Debtor’s exact legal name is:  Ads In Motion, Inc.

5. TERMINATION.  Upon payment or performance in full of all of the Obligations, the Secured Parties will, at Debtor’s request and expense, release the security interest granted herein and deliver such termination statements as may be necessary therefor.

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THIS AGREEMENT SPECIFICALLY INCLUDES ALL OF THE ADDITIONAL PROVISIONS SET FORTH ON THE FOLLOWING PAGES. DEBTOR ACKNOWLEDGES RECEIPT OF A FULLY COMPLETED COPY OF THIS SECURITY AGREEMENT.

DATED:  _____________

Debtor:

ADS IN MOTION, INC.
By:	/s/ Jordan Glatt	Address:
159 South Street
Name: Title:	Jordan Glatt President and Chief Executive Officer	Morristown, NJ 07960 Phone: 973-984-7998 Fax: 973-984-9508

[SIGNATURES OF SECURED PARTIES FOLLOW]

[SECURED PARTY SIGNATURE PAGE TO SECURITY AGREEMENT]

Name of Secured Party: __________________________

Signature of Authorized Signatory of Secured Party: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

ADDITIONAL PROVISIONS

1. REPRESENTATIONS AND AGREEMENTS.  Debtor represents and warrants to Secured Parties, and agrees that:

(a) Debtor is a corporation duly organized and currently existing under Delaware law and is in good standing in any state where Debtor conducts business.  The execution, delivery and performance of this Security Agreement are within Debtor’s powers, have been duly authorized, and are not in contravention of law or the terms of Debtor’s Certificate of Incorporation, Bylaws, or any indenture, agreement or undertaking to which Debtor is a party, or by which it is bound. Debtor will not change its name, state of formation or type of entity unless written notice is given to Secured Parties at least 30 days in advance.  Notwithstanding the foregoing, the Secured Parties acknowledge that the Debtor intends to change its name promptly following the issuance of the Debentures and hereby consents to and waives any right to notice hereunder with respect to such name change.

(b) Within thirty (30) days of the date hereof, Debtor shall obtain insurance upon the Collateral which is tangible property against all customarily insured risks for the full insurable value thereof (and furnish Secured Parties with duplicate policies if Secured Parties so requests), loss to be payable to Debtor and Secured Parties as their respective interests may appear. The Secured Parties’ interest shall be protected in accordance with a standard loss payable clause. In the event of any loss or damage to any Collateral, Debtor will give Secured Parties written notice thereof forthwith, promptly file proof of loss with the appropriate insurer and take all other steps necessary or appropriate to collect such insurance. If the Secured Parties so elect, the Secured Parties shall have full authority to collect all such insurance and to apply any amount collected to amounts owed hereunder, whether or not matured.  The Secured Parties shall have no liability for any loss which may occur by reason of the omission or the lack of coverage of any such insurance.

(c) Debtor shall at all times maintain Collateral which is tangible property in good condition and repair, defend at Debtor’s expense all Collateral from all adverse claims and shall not use any of the Collateral for any illegal purpose.

(d) Debtor shall (i) keep such books and records pertaining to the Collateral and to Debtor’s business operations as shall be reasonably satisfactory to Secured Parties; (ii) permit representatives of Secured Parties to inspect the Collateral and inspect and make abstracts from Debtor’s books and records during regular business hours upon at least three days’ notice. If an event of default (as defined in the Debentures) has occurred and is continuing, the Secured Parties are hereby authorized to request confirmation of such information or additional information of any kind whatsoever directly from any third party having dealings with Debtor.

(e) During the continuance of an event of default under the Debentures subject to the rights of the holders of the Permitted Liens, Debtor shall give such notice in writing (including but not limited to notice of assignment or notice to pay the Secured Parties directly) as the Secured Parties may require at any time to any or all account debtors, with respect to accounts which are Collateral, and, if the Secured Parties shall so request, deliver to the Secured Parties copies of any and all such notices.

(f) Upon Secured Parties’ reasonable request and subject to the rights of the holders of the Permitted Liens, Debtor shall promptly transmit to Secured Parties all information that it may have or receive with respect to Collateral or with respect to any account debtor which might in any way affect the value of the Collateral or Secured Parties’ rights or remedies with respect thereto.

(g) Debtor shall not otherwise consume, assign or transfer any Collateral except: (i) pursuant to this Agreement or the Transaction Documents, (ii) in favor of any holder of the Permitted Liens, including the Senior Lender (or any replacement lender), or (iii) as the Secured Parties may consent in writing. Subject to the rights of the Senior Lender, the provision of this Security Agreement granting a security interest in proceeds shall not be construed to mean that Secured Parties consents to any sale or disposition of any Collateral.

(h) Debtor shall pay when due all taxes, assessments, and any other governmental levy which is, or may be, levied against any Collateral, and shall otherwise maintain the Collateral free of all liens, charges, and encumbrances (except liens in existence on the date hereof and liens created hereby and Permitted Liens (as defined in the Securities Purchase Agreement).

(i) Debtor shall not store any Collateral with any warehouseman other than in the ordinary course of business without Secured Parties’ consent.

(j) During the continuance of an event of default under the Debentures and subject to the rights of the holders of the Permitted Liens, Debtor shall promptly, unless the Secured Parties shall waive such requirement in writing, deliver to the Secured Parties all certificates of title, if any (or any other documents evidencing title), to all Collateral with such proper notations, assignments or endorsements as may be necessary or appropriate to create, preserve or perfect the Secured Parties’ security interest in the Collateral.

(k) Debtor shall, at its cost and expense, execute, deliver, file or record (in such manner and form as the Secured Parties may reasonably require) any assignment, financing statement or other paper that may be necessary or desirable, or that that Secured Parties may reasonably request, in order to create, preserve or perfect any security interest granted hereby or to enable the Secured Parties to exercise and enforce their rights hereunder or under any Collateral. The Secured Parties are further granted the power, coupled with an interest, to sign on behalf of Debtor as attorney-in-fact (if signature is required) and to file one or more financing statements under the Uniform Commercial Code naming Debtor as debtor and the Secured Parties as secured parties and describing the Collateral herein specified.  Debtor shall take any action reasonably requested by the Secured Parties necessary for the Secured Parties to obtain control of Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and similar property.

(l) Subject to the rights of the holders of the Permitted Liens, the Secured Parties are hereby granted a non-exclusive, world-wide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of the Debtor that the Secured Parties reasonably deems necessary or appropriate for the disposition of any Collateral.

2. EXPENSES.  Debtor upon demand shall pay to and indemnify the Secured Parties from the amounts of all expenses, including attorneys’ fees and legal expenses, reasonably incurred by Secured Parties in seeking to collect any sums secured hereunder or to enforce any rights in the Collateral. Such amounts shall be secured hereby, and if not paid on demand shall bear interest at the highest rate payable on any of the Obligations.

Debtor shall defend, protect, indemnify and hold harmless the Secured Parties and their respective Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fines, fees, costs and expenses (including, without limitation, reasonable attorneys’ and paralegals’ fees, costs and expenses, and fees, costs and expenses for investigations and experts) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to  the Secured Parties’ preservation, administration and enforcement of its rights hereunder and applicable law, including the reasonable fees and disbursements of counsel for the Secured Parties in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all reasonable costs of repossession, storage, disposition, protection and collection of Collateral, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from any of the Secured Parties’ or their respective Affiliates’ gross negligence or willful misconduct.

3. COLLECTION AUTHORITY ON ACCOUNTS. Subject to the rights of the holders of the Permitted Liens, Debtor hereby irrevocably appoints Secured Parties its true and lawful attorney, with full power of substitution, in the names of the Secured Parties, Debtor’s name or otherwise, for the Secured Parties’ sole use and benefit to exercise, if Secured Parties shall elect if an event of default has occurred and is continuing (whether or not the Secured Parties then elect to exercise any other of its rights arising upon default) all or any of the following powers with respect to all or any accounts which are Collateral:

(a) To execute on Debtor’s behalf assignments of any or all accounts which are Collateral to Secured Parties, and to notify account debtors thereunder to make payments directly to Secured Parties;

(b) To demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof;

(c) To receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Parties in connection therewith;

(d) To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(e) To sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof or the relative goods, as fully and effectually as if Secured Parties were the absolute owner thereof; and

(f) To extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

Any funds collected pursuant to such powers shall be applied to the payment of the Obligations. The exercise by Secured Parties of, or failure to so exercise, any of the foregoing authority, shall in no manner affect Debtor’s liability to the Secured Parties on any of the Obligations. The Secured Parties shall be under no obligation or duty to exercise any of the powers hereby conferred upon them and they shall be without liability for any act or failure to act in connection with the collection of or the preservation of any rights under any such accounts.

4. SET OFF.  Subject to the rights of the holders of the Permitted Liens, in the event of default under the Debentures, the Secured Parties, at their option at any time, and without notice to Debtor, may apply against the Obligations any property of Debtor held by the Secured Parties. As additional security for payment of the Obligations, Debtor hereby grants to Secured Parties a second priority security interest in any funds or property of Debtor now or hereafter in possession of Secured Parties and with respect thereto Secured Parties will have all rights and remedies herein specified, subject to the rights of the holders of the Permitted Liens.

5. DEFAULT.  Debtor will be in default upon the occurrence of any of the following events: (a) an Event of Default under Debentures, (b) failure of the performance of any obligation or covenant contained or referred to herein which continues for a period of thirty (30) days after receipt of written notice from Secured Parties, (c) any warranty, representation or statement made or furnished to Secured Parties by or on behalf of Debtor proves to have been false in any material respect when made or furnished and results in a Material Adverse Effect with respect to the Debtor (as such term is defined in the Securities Purchase Agreement), (d) any acceleration of the maturity of the indebtedness owed to any party with a security interest in the Collateral senior to that of the Secured Parties, (e) the making of any levy, seizure of attachment of the Collateral, or (f) death of, dissolution of, termination of existence of, insolvency of, business failure of, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against, Debtor or any guarantor or co-maker of any of the Obligations.

6. RIGHTS AND REMEDIES ON DEFAULT.  During the continuance of any event of default, the Secured Parties may exercise at any time and from time to time any rights and remedies available to them under applicable law, including but not limited to the right to sell, lease or otherwise dispose of the Collateral and the right to take possession of the Collateral, subject to the rights of the holders of the Permitted Liens. FOR THAT PURPOSE THE SECURED PARTIES MAY ENTER UPON ANY PREMISES ON WHICH THE COLLATERAL OR ANY PART THEREOF MAY BE SITUATED AND REMOVE IT, AND DEBTOR WAIVES ITS RIGHTS TO ASSERT TRESPASS OR SIMILAR CAUSES OF ACTION FOR SUCH ENTRY. The Secured Parties shall have no obligation to marshal any assets, but may require Debtor to assemble the Collateral and make it available at a place to be designated by the Secured Parties which is reasonably convenient to all parties.  If at the time of repossession any of the Collateral contains other personal property not included in the Collateral, Secured Parties may take such personal property into custody and store it at the risk and expense of Debtor; provided, however, that Secured Parties shall return such property promptly upon Debtor’s request. Debtor agrees to notify the Secured Parties within forty-eight (48) hours after repossession of the Collateral of any such other personal property claimed, and failure to do so will release the Secured Parties and its representatives from any liability for loss or damage thereto. Any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is given at least ten (10) days before the time of such disposition. Any proceeds of any disposition by Secured Parties of any of the Collateral may be applied by it to the payment of expenses in connection with the Collateral, including but not limited to repossession expenses and reasonable attorneys’ fees and legal expenses, and any balance of such proceeds shall be then applied against the Obligations and other amounts secured hereby in such order of application as Secured Parties may elect.

7. RELATIONSHIP TO DEBENTURES.  The rights and remedies of Secured Parties under this Agreement are subject to the terms and conditions of the Debentures and the Securities Purchase Agreement.

8. SUBSQUENT PURCHASERS OF DEBENTURES.  Notwithstanding anything to the contrary contained herein or in the Debentures or the Securities Purchase Agreement, the Secured Parties hereby acknowledge, agree and consent to and waive all remedies hereunder and thereunder with respect to Debtor’s grant of a second priority security interest in the Collateral to purchasers in any subsequent offering (“Subsequent Purchasers”) of Debtor’s securities consisting of debentures and warrants on substantially similar terms as the Debentures and Warrants (as defined in the Securities Purchase Agreement).  The Secured Parties understand and agree that the second priority security interest to be granted in favor of the Subsequent Purchasers shall be pari passu in status to the second priority security interest created hereby.  The Secured Parties hereby consent to the filing of any lien filings, financing or continuation statements or amendments to any existing lien filings, financing or continuation statements, as the Subsequent Purchasers may reasonably determine to be necessary or desirable, to perfect and preserve such security interest.

9. GENERAL

(a) During the continuance of an event of default under the Debentures, the Secured Parties may, as their option, pay any tax, assessment, or other Governmental levy, or insurance premium or any other expense or charge relating to Collateral which is payable by Debtor (and not timely paid by it), and further may pay any filing or recording fees. Any amount or amounts so paid, with interest thereon at the highest rate payable on any of the Obligations (from the date of payment until repaid) shall be secured hereby and shall be payable upon demand.

(b) Secured Parties shall not be deemed to have waived any of their rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver is in writing and signed by Secured Parties. No delay or omission on the part of the Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

(c)    Any notice, if mailed, shall be given in accordance with the Securities Purchase Agreement.

(d) Covenants, representations, warranties and agreements herein set forth shall be binding upon Debtor, its legal representatives, successors and assigns. This Security Agreement may be assigned by Secured Parties and all rights and privileges of Secured Parties under this Security Agreement shall then inure to the benefit of its successors and assigns.

(e) If any provision of this Security Agreement shall be for any reason held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

(f) Unless otherwise defined or the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated. The rights and remedies herein conferred upon Secured Parties shall be in addition to, and not in substitution or in derogation of, rights and remedies conferred by the Uniform Commercial Code and other applicable law.

(g) All words and phrases used herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, as the context may require.

(h) Captions are inserted for convenience only and shall not be taken as altering the text.

(i) Debtor and Secured Parties hereby waive any right they may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement and/or the transactions contemplated hereunder.

(j) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction other than the State of New York.

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